Exhibit 10.25
FIRST AMENDMENT
to
GROUP 1 AUTOMOTIVE, INC.
DEFERRED COMPENSATION PLAN
As Amended And Restated
Effective January 1, 2008
     WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the “Company”) has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008 (the “Plan”);
     WHEREAS, the Company desires to amend the Plan to fully vest Members in the Employer Deferrals described in Section 3.2(a) of the Plan; and
     WHEREAS, the Company desires to amend the Plan in various other respects under the section 409A transition relief provided by Internal Revenue Service Notice 2007-86;
     NOW, THEREFORE, the Plan is hereby amended as follows:
I. Effective as of January 1, 2007:
     1. Reference to “and/or Employer Deferrals” in Section 1.1(35) of the Plan shall be deleted.
     2. The following new Section 1.1(36A) shall be added the Plan:
“(36A)	Scheduled Withdrawal Subaccounts: Separate subaccounts within a Member’s Deferral Account to which are credited Member Deferrals as elected by the Member pursuant to Section 3.1(d)(ii) and which are adjusted to reflect changes in value as provided in Section 3.3. A Scheduled Withdrawal Date shall be designated for each Scheduled Withdrawal Subaccount, as elected by the Member pursuant to Section 3.1(d)(ii).”
     3. Section 3.1(d)(ii) of the Plan shall be deleted and the following shall be substituted therefor:
     “(ii) A Member’s Member Deferral election for a Plan Year shall specify: (A) the portion of the Member’s Member Deferral for the Plan Year that shall be deferred until the Member’s Termination of Service and (B) the portion of the Member’s Member Deferral for the Plan Year that shall be credited to one or more of the Member’s Scheduled Withdrawal Subaccounts and deferred until the Scheduled Withdrawal Dates designated for such subaccounts (i.e., as a Scheduled In-Service Withdrawal subject to the provisions of Section 6.3). With respect to clause (B) of the preceding sentence, a Member may elect to credit all or a portion of his Member Deferral for the Plan Year to his existing Scheduled Withdrawal Subaccounts, to new Scheduled Withdrawal Subaccounts, or a combination thereof. If the Member elects to create a new Scheduled Withdrawal

Subaccount, the Member’s Member Deferral election for the Plan Year shall specify a Scheduled Withdrawal Date on which the Scheduled In-Service Withdrawal of the amounts credited to the subaccount shall commence if the Member is still employed by the Employer on that date; provided, however, that the Scheduled Withdrawal Date must be at least two calendar years after the end of the Plan Year for which Member Deferrals are first credited to the subaccount. Notwithstanding anything to the contrary in this Paragraph, a Member shall not be permitted to create more than the maximum number of Scheduled Withdrawal Subaccounts permitted under the administrative procedures established by the Committee in its discretion. Any Member who fails to elect the time of distribution of his Compensation for any Plan Year that is deferred under the Plan in accordance with this Section 3.1(d)(ii) shall be deemed to have elected to have deferred his Compensation for the Plan Year until his Termination of Service.”
     4. Section 6.3 of the Plan shall be deleted and the following shall be substituted therefor:
          “6.3 Scheduled In-Service Withdrawals.
          (a) With respect to each Scheduled Withdrawal Subaccount of a Member, the Member shall receive a Scheduled In-Service Withdrawal of the amounts in such subaccount commencing on the Scheduled Withdrawal Date elected by the Member for such subaccount pursuant to Section 3.1(d)(ii) if the Member is still employed with the Employer on that date. The Member shall receive the Scheduled In-Service Withdrawal in one of the following forms elected by the Member in writing on the form prescribed by the Committee at the time specified in Section 6.3(b):
          (1) A single lump sum payment; and
          (2) Annual installments for a period of an integral number of years from two through five inclusive, as designated by the Member; provided, however, that with respect to any installments payable to a Member from a Scheduled Withdrawal Subaccount, (a) in the event of the Member’s Termination of Service prior to the end of such period, the remaining balance in the Scheduled Withdrawal Subaccount shall be paid in accordance with Article VII, and (b) the amount of each annual installment shall be computed by dividing the remaining balance of the Scheduled Withdrawal Subaccount as of the Valuation Date next preceding the date of payment of such annual installment by the number of annual installments remaining.
In the event the Member fails to timely elect in accordance with Section 6.3(b) the form in which a Scheduled In-Service Withdrawal is to be paid, such withdrawal shall be in the form of a single lump sum payment.

          (b) A Member’s elections pursuant to Section 6.3(a) with respect to a Scheduled Withdrawal Subaccount must be made at the time of his deferral election pursuant to Section 3.1(d)(ii). Notwithstanding the foregoing, a Member may subsequently elect to delay the distribution of amounts credited to one or more of his Scheduled Withdrawal Subaccounts for a period of at least five additional calendar years; provided, that such election (a) is made at least 12 months prior to the date that such distribution would otherwise be made, and (b) is not given effect until 12 months following the date it is made. Further, in the event that a Member elects a Scheduled In-Service Withdrawal and incurs a Termination of Service prior to the Scheduled Withdrawal Date, the Member’s Scheduled In-Service Withdrawal election and Member Deferral election under Section 3.1 will be cancelled and the entire balance of such Member’s Accounts will be paid according to the Member’s termination distribution election as provided in Section 7.3.”
II. Effective as of January 1, 2008:
     1. Section 3.1(a) of the Plan shall be deleted, and the following shall be substituted therefor:
          “(a) A Member meeting the eligibility requirements of Section 2.1 may:
          (i) Elect to defer a portion of such Member’s Base Salary for each Plan Year in an amount up to 50% of such Member’s Base Salary, in any manner permitted under the administrative procedures established by the Committee in its sole discretion;
          (ii) Elect to defer a portion of such Member’s Bonus for each Plan Year in an amount up to 100% of such Member’s Bonus, in any manner permitted under the administrative procedures established by the Committee in its sole discretion; and/or
          (iii) Elect to defer a portion of such Member’s Commissions for each Plan Year in an amount up to 100% of such Member’s Commissions, in any manner permitted under the administrative procedures established by the Committee in its discretion.”
2. The following new Section 3.1(f) shall be added to the Plan:
     “(f) Sections 3.1(a) and 3.1(b) notwithstanding, with respect to any Plan Year and prior to the start of such Plan Year, the Committee may reduce a Member’s Member Deferral election to the extent that it determines a reduction is necessary to satisfy the Employer’s obligations to withhold or deduct amounts from the Member’s Compensation under any applicable local, state or federal law or to implement the Member’s elections to make elective contributions under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) or under a plan maintained under Section 125 of the Code.”

     3. Section 5.2(a) of the Plan shall be deleted and the following shall be substituted therefor:
     “(a) A Member shall have a 100% Vested Interest in his Savings Plan subaccount under his Employer Account; provided, however, that a Member shall not have a Vested Interest in any portion of such subaccount that has been forfeited pursuant to Section 5.3 prior to January 1, 2008.”
III. For the avoidance of doubt, the amendments to the Plan set forth in this instrument shall be inapplicable to the Grandfathered Subaccounts.
IV. Capitalized terms used but not defined in this instrument shall have the meanings attributed to such terms in the Plan.
V. As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 15th day of November, 2008, effective for all purposes as provided above.

GROUP 1 AUTOMOTIVE, INC.
By:	/s/ Earl J. Hesterberg
	Name:	Earl J. Hesterberg
	Title:	President & CEO